         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS


                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                     (in thousands except per share amounts)


                                                         Three Months Ended          Nine Months Ended
                                                            September 30                September 30
                                                            ------------                ------------
                                                         1995         1994           1995          1994
                                                         ----         ----           ----          ----
Net sales............................................  $372,506     $356,243     $1,124,237     $1,017,264
Costs and expenses:
   Cost of products sold.............................   292,830      279,109        883,172        792,387
   Selling, general and
     administrative expenses.........................    41,648       41,463        130,213        125,428
   Research and development..........................     3,853        3,597          9,961         10,846
   Interest expense..................................     2,670        2,111          8,437          5,643
   Other income......................................    (2,256)        (461)        (3,059)        (1,004)
   Minority interest in net income...................       830          832          2,962          2,300
                                                       --------     --------      ---------     ----------

Income before income taxes...........................    32,931       29,592         92,551         81,664

   Taxes based on income - cash......................    12,087       10,943         32,079         29,771
   Taxes based on income - deferred..................        13          357          2,421          1,329
                                                       --------     --------      ---------     ----------

Net income...........................................  $ 20,831     $ 18,292     $   58,051     $   50,564
                                                       --------     --------      ---------     ----------
                                                       --------     --------      ---------     ----------

Earnings per share of common stock...................      $.40         $.35          $1.12           $.97
                                                            ---          ---           ----            ---
                                                            ---          ---           ----            ---


Cash dividends paid..................................      $.16        $.135           $.48          $.405
                                                            ---         ----           ----           ----
                                                            ---         ----           ----           ----

Average common shares and common
   stock equivalents outstanding.....................    52,040       51,977         51,978         51,936
                                                        -------      -------        -------        -------
                                                        -------      -------        -------        -------

         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                     BEMIS COMPANY, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                          (in thousands of dollars)


                                                                        Sep 30          Dec 31
                              ASSETS                                     1995            1994
                                                                         ----            ----
Cash................................................................  $  23,149       $  12,726
Accounts receivable - net...........................................    201,199         197,164
Inventories.........................................................    165,608         168,153
Prepaid expenses and deferred charges...............................     41,127          40,829
                                                                      ---------       ---------
     Total current assets...........................................    431,083         418,872
                                                                      ---------       ---------

Property and equipment, net.........................................    487,947         461,316

Excess of cost of investments in
  subsidiaries over net assets acquired.............................     29,185          29,743
Other assets........................................................     14,806          13,408
                                                                      ---------       ---------
     Total..........................................................     43,991          43,151
                                                                      ---------       ---------

TOTAL ASSETS........................................................  $ 963,021       $ 923,339
                                                                      ---------       ---------
                                                                      ---------       ---------

              LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term borrowings...............................................  $   1,641       $   1,671
Current portion of long-term debt...................................          5             753
Accounts payable....................................................    166,089         159,272
Accrued salaries and wages..........................................     26,555          31,956
Accrued income and other taxes......................................     20,698          17,166
                                                                      ---------       ---------
     Total current liabilities......................................    214,988         210,818

Long-term debt, less current portion................................    158,274         171,728
Deferred taxes......................................................     42,597          40,013
Other liabilities and deferred credits..............................     60,445          58,823
                                                                      ---------       ---------
     Total liabilities..............................................    476,304         481,382
                                                                      ---------       ---------

Minority interest...................................................     27,461          23,930
STOCKHOLDERS' EQUITY:
  Common stock (56,003,366 and 55,723,731 shares)...................      5,600           5,572
  Capital in excess of par value....................................    104,711         101,290
  Retained income...................................................    472,699         439,364
  Cumulative translation adjustment.................................      9,739           5,294
  Common stock held in treasury (4,512,405 shares)..................   (133,493)       (133,493)
                                                                      ---------       ---------

     Total stockholders' equity.....................................    459,256         418,027
                                                                      ---------       ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .........................  $ 963,021       $ 923,339
                                                                      ---------       ---------
                                                                      ---------       ---------

         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                    BEMIS COMPANY, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENT OF CASH FLOWS
                        (in thousands of dollars)

                                                                                     Nine Months Ended
                                                                                       September 30
                                                                                 -----------------------
                                                                                   1995           1994
                                                                                 ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income...................................................................    $ 58,051      $  50,564
NON-CASH ITEMS:
  Depreciation and amortization..............................................      44,311         40,568
  Minority interest..........................................................       2,962          2,300
  Deferred income taxes, non-current portion.................................       2,457          1,328
  (Gain) loss on sale of property and equipment..............................        (214)           383
                                                                                 --------      ---------

Cash provided by operations..................................................     107,567         95,143

Net change in receivables, inventories,
  prepaid expenses and payables..............................................       3,499        (13,352)
Net change in deferred charges and credits...................................         607         (2,206)
Other........................................................................         314          1,822
                                                                                 --------      ---------

Net cash provided by operating activities....................................     111,987         81,407
                                                                                 --------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment..........................................     (69,035)       (72,112)
Business acquisitions........................................................                    (33,248)
Proceeds from sale of property and equipment.................................       1,984          3,137
Change in long-term receivables..............................................         (14)           210
                                                                                 --------      ---------

Net cash used in investing activities........................................     (67,065)      (102,013)
                                                                                 --------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Change in long-term debt.....................................................     (13,642)        49,108
Change in short-term debt ...................................................        (668)           300
Cash dividends paid..........................................................     (24,716)       (20,741)
Stock incentive programs.....................................................       3,449             83
                                                                                 --------      ---------

Net cash (used) provided by financing activities.............................     (35,577)        28,750
                                                                                 --------      ---------

Effect of exchange rates on cash.............................................       1,078          2,282
                                                                                 --------      ---------

Net increase in cash.........................................................    $ 10,423       $ 10,426
                                                                                 --------      ---------
                                                                                 --------      ---------


         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                     BEMIS COMPANY, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


TAXES BASED ON INCOME

     The Company's 1995 effective tax rate of 37% differs from the federal statutory rate of 35% primarily due to state and local income taxes.